Exhibit 4.7(j)

[Form of] Seventh Supplemental Subordinated Indenture

DEUTSCHE BANK AKTIENGESELLSCHAFT,

Issuer

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

Trustee

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Paying Agent, Transfer Agent and Registrar and Authenticating Agent

[Form of] Seventh Supplemental Subordinated Indenture

Dated as of

to the Subordinated Indenture

Dated as of May 21, 2013

i

THIS SEVENTH SUPPLEMENTAL SUBORDINATED INDENTURE, dated as of                , 2021 among DEUTSCHE BANK AKTIENGESELLSCHAFT (the “Issuer”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Paying Agent, Transfer Agent and Registrar and Authenticating Agent.

W I T N E S S E T H :

WHEREAS, the Issuer and the Trustee are parties to that certain subordinated indenture, dated as of May 21, 2013, among the Issuer, the Trustee and DBTCA (the “Base Indenture”);

WHEREAS, the Issuer and the Trustee are parties to that certain third supplemental subordinated indenture, dated as of December 1, 2017, among the Issuer, the Trustee and DBTCA (the “Third Supplemental Subordinated Indenture”), adding certain provisions to, and modifying certain provisions of, the Base Indenture, and that certain fifth supplemental subordinated indenture, dated as of July 8, 2020, among the Issuer, the Trustee and DBTCA (the “Fifth Supplemental Subordinated Indenture”), modifying certain provisions of the Base Indenture (references to the “Indenture” herein shall mean the Base Indenture as amended by the Third Supplemental Subordinated Indenture and the Fifth Supplemental Subordinated Indenture);

WHEREAS, Section 8.01(c) of the Indenture provides that, without the consent of the Holders of any Securities, the Issuer and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things, making any provisions as the Issuer may deem necessary or desirable; provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons;

WHEREAS, there are no Securities Outstanding of any series created prior to the execution of this Seventh Supplemental Subordinated Indenture which are entitled to the benefits of the provisions set forth herein or that would be adversely affected by such provisions;

WHEREAS, the Issuer and the Trustee desire to amend the Indenture in respect of certain Securities to be issued under the Indenture on or after the date of this Seventh Supplemental Subordinated Indenture to modify certain provisions of the Indenture to provide that such Securities shall be subject to those provisions in their amended form;

WHEREAS, the entry into this Seventh Supplemental Subordinated Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all things necessary to make this Seventh Supplemental Subordinated Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE 1

MODIFICATIONS TO THE PROVISIONS OF THE INDENTURE

Section 1.01 Amendment to Section 2.03 of the Indenture. With respect to the Securities to be issued under the Indenture on or after the date of this Seventh Supplemental Subordinated Indenture, unless any such Security is a further issuance of Securities with the same terms as Securities originally issued prior to the date of this Seventh Supplemental Subordinated Indenture, the second paragraph of Section 2.03 of the Indenture, which reads as follows, shall be deleted in its entirety:

“The Securities constitute unsecured and subordinated obligations of the Issuer, ranking pari passu among themselves and, subject to applicable law from time to time, pari passu with all other equally subordinated obligations of the Issuer under other instruments issued as, and qualifying from time to time as, Tier 2 capital within the meaning of Article 63 of the CRR. In the event Resolution Measures are imposed on the Issuer or in the event of the dissolution, liquidation, insolvency (Insolvenzverfahren), composition or other proceedings for the avoidance of insolvency of, or against, the Issuer, the obligations under the Securities shall be fully subordinated to all obligations which do not qualify as own funds within the meaning of the CRR; in any such event, no amounts shall be payable in respect of the Securities until all senior ranking obligations in accordance with this provision have been satisfied in full. Obligations which rank senior to the obligations under the Securities include (i) all claims of unsubordinated creditors of the Issuer (including claims against the Issuer under its unsecured and unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including obligations of the Issuer under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) (or any successor provision thereof)), (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) (or any successor provision thereof) and (iii) contractually subordinated obligations of the Issuer within the meaning of Section 39(2) of the

German Insolvency Code (or any successor provision thereof) which do not qualify as own funds (within the meaning of the CRR) at the time Resolution Measures are imposed on the Issuer or in the event of a dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, the Issuer (any such senior-ranking claims and obligations, the “Priority Claims”).

The Securities may be issued in one or more series and each such series shall rank equally and pari passu with all other unsecured and equally subordinated debt (it being understood that no Priority Claims constitute such equally subordinated obligations) of the Issuer, except as otherwise provided by applicable law or the terms of any other indebtedness, and in particular, if such debt is expressed to rank junior to the Securities, then the Securities shall rank senior to such junior debt, but junior to the Priority Claims, except as otherwise provided by applicable law. For the avoidance of doubt, Senior Indebtedness shall constitute Priority Claims; the Securities are subordinated to, and shall rank junior to, Senior Indebtedness. There shall be established in one or more Board Resolutions, in one or more Officers’ Certificates detailing such establishment or in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series:”

and shall be replaced with the following:

“The Securities are intended to qualify as own funds instruments of the Issuer within the meaning of Article 4(1) no. 119 of the CRR (“Own Funds Instruments”) constituting own funds in the form of Tier 2 capital (Ergänzungskapital) within the meaning of Article 63 of the CRR. The obligations under the Securities constitute unsecured and subordinated obligations of the Issuer, ranking pari passu among themselves and, subject to applicable law from time to time, pari passu with all other equally subordinated obligations of the Issuer, under other instruments issued as, and qualifying from time to time as, own funds in the form of Tier 2 capital within the meaning of Article 63 of the CRR. In the event Resolution Measures are imposed on the Issuer or in the event of the dissolution, liquidation, insolvency (Insolvenzverfahren), composition or other proceedings for the avoidance of insolvency of, or against, the Issuer, the obligations under the Securities shall be fully subordinated to all obligations which do not qualify as Own Funds Instruments; this includes (i) all claims of unsubordinated creditors of the Issuer (including claims against the Issuer under its unsecured and unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including obligations of the Issuer under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) (or any successor provision thereof)), (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code

(Insolvenzordnung) (or any successor provision thereof) and (iii) contractually subordinated obligations of the Issuer within the meaning of Section 39(2) of the German Insolvency Code (or any successor provision thereof) which do not qualify as Own Funds Instruments at the time Resolution Measures are imposed on the Issuer or in the event of a dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, the Issuer (any such senior-ranking claims and obligations, the “Priority Claims”). In any such event, no amounts shall be payable in respect of the Securities until all Priority Claims have been satisfied in full. If the Securities no longer qualify as Tier 2 capital or other own funds within the meaning of the CRR, the obligations under the Securities will, pursuant to Section 46f (7a) of the German Banking Act, rank senior to all obligations constituting Own Funds Instruments.

The Securities may be issued in one or more series and each such series shall rank equally and pari passu with all other unsecured and equally subordinated debt (it being understood that no Priority Claims constitute such equally subordinated obligations) of the Issuer, except as otherwise provided by applicable law or the terms of any other indebtedness, and in particular, if such debt is expressed to rank junior to the Securities, then the Securities shall rank senior to such junior debt, but junior to the Priority Claims, except as otherwise provided by applicable law. For the avoidance of doubt, Senior Indebtedness shall constitute Priority Claims; the Securities are subordinated to, and shall rank junior to, Senior Indebtedness. There shall be established in one or more Board Resolutions, in one or more Officers’ Certificates detailing such establishment or in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series:”

Section 1.02 Amendment to Section 2.06 of the Indenture. With respect to the Securities to be issued under the Indenture on or after the date of this Seventh Supplemental Subordinated Indenture, the first sentence in Section 2.06 of the Indenture, which read as follows, shall be deleted:

“Only such Securities as shall bear thereon a certificate of authentication substantially in the form herein before recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.”

and shall be replaced with the following:

“Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual or electronic signature (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.”

Section 1.03 Amendment to Section 1.02 of the Third Supplemental Subordinated Indenture. With respect to the Securities to be issued under the Indenture on or after the date of this Seventh Supplemental Subordinated Indenture, Section 1.02 of the Third Supplemental Subordinated Indenture is hereby amended by inserting the full text as Section 2.12 of the Indenture.

Section 1.04 Amendment to Section 1.02(l) of the Third Supplemental Subordinated Indenture. With respect to the Securities to be issued under the Indenture on or after the date of this Seventh Supplemental Subordinated Indenture, Section 1.02(l) of the Third Supplemental Subordinated Indenture is hereby amended by deleting the following language, which reads as follows:

“The Issuer’s obligations to indemnify the Trustee and the Agents in accordance with Sections 6.02 and 6.06 of the Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Securities.”

and replacing the deleted text with the following:

“Any obligations of the Holders to indemnify the Trustee and the Agents under this Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or the Securities. To the extent not otherwise precluded by a Resolution Measure, the Issuer’s obligations to indemnify the Trustee and the Agents in accordance with Sections 6.02 and 6.06 shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or the Securities.”

Section 1.05 Amendment to Section 9.01 of the Indenture. With respect to the Securities to be issued under the Indenture on or after the date of this Seventh Supplemental Subordinated Indenture, the first paragraph of Section 9.01 of the Indenture, which reads as follows, shall be deleted in its entirety:

“In case of any merger or consolidation or sale, lease or conveyance of all or substantially all of the Issuer’s assets to any other Person, the successor legal entity or the Person which acquires by sale, lease or conveyance substantially all the assets of the Issuer (if other than the Issuer) may succeed to and be substituted for the Issuer, with the same effect as if it had been named herein¸ provided that all required approvals have been granted by the competent supervisory authority. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all holders of the Securities issuable hereunder which together with any Coupons appertaining thereto theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities together with any Coupons appertaining thereto which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued together with any Coupons appertaining thereto shall in all respects have the same legal rank, be subject to imposition of any Resolution Measure, and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. As used in this Section 9.01, Resolution Measure shall have the meaning set forth in the Third Supplemental Subordinated Indenture dated December 1, 2017.”

and shall be replaced with the following:

“In case of any merger or consolidation or sale, lease or conveyance of all or substantially all of the Issuer’s assets to any other Person, the successor legal entity or the Person which acquires by sale, lease or conveyance substantially all the assets of the Issuer (if other than the Issuer) may succeed to and be substituted for the Issuer, with the same effect as if it had been named herein; provided that no such succession or substitution shall occur unless it is effected in a manner as prescribed by applicable laws and regulations and the competent supervisory or resolution authority has raised no objection to or has approved of, as the case may be, such succession or substitution. Such successor corporation may, subject to all the terms, conditions and limitations provided in this Indenture, cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all holders of the Securities issuable hereunder which together with any Coupons appertaining thereto theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon an Issuer Order of such successor corporation, instead of the Issuer, the Trustee shall authenticate and shall deliver any Securities together with any Coupons appertaining thereto which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued together with any Coupons appertaining thereto shall in all respects have the same legal rank, be subject to the imposition of Resolution Measures, and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. As used in this Section 9.01, Resolution Measure shall have the meaning set forth in Section 2.12 of the Indenture.”

Section 1.06 Amendment to Section 12.01 of the Indenture. With respect to the Securities to be issued under the Indenture on or after the date of this Seventh Supplemental Subordinated Indenture, Section 12.01 of the Indenture, which reads as follows, shall be deleted in its entirety:

“The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity except as otherwise specified as contemplated by Section 2.03 for Securities of such series. Any redemption of Securities of any series prior to their stated maturity shall be subject to (i) receipt by the Issuer of prior written approval of the Relevant Regulator, if then required under applicable law, Capital Regulations, other regulations or policies of the Relevant Regulator; (ii) compliance with any other regulatory requirements; and (iii) the requirements set forth in Article Thirteen.”

and shall be replaced with the following:

“The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity except as otherwise specified as contemplated by Section 2.03 for Securities of such series. Any redemption of Securities of any series prior to their stated maturity shall be subject to (i) receipt by the Issuer of prior written approval of the Relevant Regulator, and any redemption shall not occur before five years after the date of issuance, except where the conditions set out in Article 78(4) of the CRR are met; (ii) compliance with any other regulatory requirements; and (iii) the requirements set forth in Article Thirteen.”

ARTICLE 2

MISCELLANEOUS PROVISIONS

Section 2.01 Further Assurances. The Issuer shall, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this Seventh Supplemental Subordinated Indenture.

Section 2.02 Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

Section 2.03 Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

Section 2.04 Governing Law. This Seventh Supplemental Subordinated Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except with respect to the subordination provisions hereof, which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, and except as may otherwise be required by mandatory provisions of law.

Section 2.05 Counterparts. This Seventh Supplemental Subordinated Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Indenture. Each of the parties to this Seventh Supplemental Indenture represents that it has undertaken commercially reasonable steps to verify the identity of each individual person executing any such counterparts via electronic signature on behalf of such party and has and will maintain sufficient records of the same. This Indenture shall become effective when each party shall have received a counterpart hereof signed by all of the other parties to this Seventh Supplemental Indenture.

Section 2.06 Responsibility of the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Subordinated Indenture or the Securities.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Subordinated Indenture to be duly executed all as of the date first written above.

Very truly yours,

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:
Name:
Title:

By:
Name:
Title:

WILMINGTON TRUST,
NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Transfer Agent and Registrar and Authenticating Agent

By:
Name:
Title:

By:
Name:
Title:

Seventh Supplemental Subordinated

Indenture